EXHIBIT 2.1

NICO ECHO PARK, BENEFIT CORP.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Nico Echo Park, Benefit Corp., a Maryland benefit corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter of the Corporation (as may be amended, supplemented or modified, the “Charter”) currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

The undersigned, Evyn Rabinowitz, whose address is c/o Goodwin Procter llp, 620 Eighth Avenue, New York, New York 10018, being at least 18 years of age, formed the Corporation under the general laws of the State of Maryland on April 19, 2019.

ARTICLE II

NAME

The name of the Corporation is:

Nico Echo Park, Benefit Corp.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed include, but are not limited to, the following: (i) to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) (ii) to create a general public benefit and (iii) in general, to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the Charter, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation (the “Board of Directors”) and, except as otherwise expressly provided for by law, the Charter or the bylaws of the Corporation (as may be amended, supplemented or modified, the “Bylaws”), all of the powers of the Corporation shall be vested in the Board of Directors. The initial number of directors of the Corporation is five, of which two directors will be Independent Directors, which number may be increased or decreased in accordance with the Bylaws, but shall never be less than the minimum number required by Maryland General Corporation Law ( “MGCL”).

The term “Independent Director” shall mean a member of the Board of Directors who is not an executive officer or employee of the Corporation or any of its affiliates and who, in the discretion of the Board of Directors, does not have a material relationship with the Corporation or any of its affiliates, except for director fees and any other compensation paid to such director in his or her capacity as a director.

During any period when the holders of one or more classes or series of Preferred Stock shall have the right, voting separately or together with holders of one or more other classes or series of Preferred Stock, to elect additional directors as provided for or fixed pursuant to the provisions of Article VI, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article VI, whenever the holders of any such classes or series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors shall automatically terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

At the time of the approval of this Charter, the Corporation has five directors, and the names and classes of the directors currently in office are:

Max Levine	Class I
[●]	Class I
John Chaffetz	Class II
[●]	Class II
[●]	Class III

The Board of Directors may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws. The Corporation elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock and except for any rights of stockholders to fill a vacancy created by the removal of a director as may be required by statute, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualified.

Section 5.2 Classes of Directors. The Board of Directors shall be classified into three classes, equal or approximately equal in number. Each such class of directors shall be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. In the event of an increase or decrease in the number of directors, and the number of directors is not divisible evenly by three, the remaining directors by majority vote shall determine the number of directors to be in each class of directors, with each class to be approximately equal in number, to be effective after expiration of the remaining terms of any class which have a reduction in number due to a decrease in the number of directors.

Class I directors shall hold office until the first annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified, Class II directors shall hold office until the second annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified, and Class III directors shall hold office until the third annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified, in all cases subject to a director’s earlier death, resignation or removal.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors, without the approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration, if any, as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4 Preemptive or Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute (except as provided by Section 3-708 of the MGCL, if and to the extent that the Maryland Control Share Acquisition Act is applicable) unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Corporation hereby indemnifies Max Levine and John Chaffetz (regardless of their affiliation with the Corporation) for any costs or expenses incurred in connection with any guaranty, including without limitation any non-recourse carveout guaranty, that Mr. Levine or Mr. Chaffetz may enter into on behalf of the Corporation unless such costs or expenses arise directly from acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties by the indemnified party.

Section 5.6 Determinations by Board. In addition to, and without limitation of, the general grant of power and authority to the Board of Directors under Section 5.1, the determination as to any of the following matters, made by the Board of Directors or by an officer of the Corporation pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of any class or series of stock of the Corporation; (e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; (f) the number of shares of stock of any class or series of the Corporation or the value thereof; (g) any matter relating to the acquisition, holding or disposition of any assets by the Corporation; or (h) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7 REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in the Charter is no longer required for REIT qualification.

Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, a director may only be removed for cause at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast generally in the election of directors. For purposes of this section, “cause” shall mean, with respect to any director, a final non-appealable judgment of a court of competent jurisdiction holding that the director committed fraud, gross negligence or willful misconduct. For avoidance of doubt, if the number of directors of the Corporation is decreased as of the end of the then current term of one or more directors, then any such directors who are not reelected for subsequent terms shall cease to be directors of the Corporation as of the end of the current term; provided that if the total number of directors elected for a subsequent term is less than the total number of directorships up for election, then the terms of the directors who were not reelected will continue until their successors are elected; provided further that the number of directors who were not reelected whose terms will continue as set forth above may not exceed the difference obtained by subtracting the total number of directors elected for a subsequent term from the total number of directorships up for election, and if the number of directors who were not reelected exceeds such difference, then only the terms of such directors who were nominated by the Board of Directors for reelection will continue.

Section 5.9 Tender Offers. If any stockholder of the Corporation makes a tender offer, including, without limitation, a “mini-tender” offer, such stockholder must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding securities of the Corporation, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such stockholder must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. The term “Business Day” shall have the meaning set forth in Section 7.1. If any stockholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation, in its sole discretion, shall have the right to redeem such non-compliant stockholder’s shares of Capital Stock and any shares of Capital Stock acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) with respect to Common Stock, the price then being paid per share of Common Stock purchased in the Corporation’s latest offering of Common Stock at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to a distribution reinvestment plan, if any), (ii) the fair market value of the shares as determined by an independent valuation obtained by the Corporation or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The term “Capital Stock” shall have the meaning set forth in Section 7.1. The Corporation may purchase such Tendered Shares upon delivery of the purchase price to the stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Corporation may instruct any transfer agent to transfer such purchased shares to the Corporation. In addition, any stockholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 5.9, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Corporation. The Corporation maintains the right to offset any such expenses against the dollar amount to be paid by the Corporation for the purchase of Tendered Shares pursuant to this Section 5.9. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Corporation has authority to issue 100,000,000 shares of stock, consisting of 90,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $1,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Common Stock is initially comprised of two classes: Class L and Class NL. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of the State of Maryland.

Section 6.5 Majority Vote Sufficient. Except as specifically provided in the Bylaws or in Section 5.8 or in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 6.6 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

Section 6.7 Voting Rights of Any Class or Series. The holders of stock of any class or series shall have exclusive voting rights on any proposed amendment to the Charter that would alter only the contract rights, as expressly set forth in the Charter, of that class or series, unless the terms of such class or series as set forth in the Charter shall expressly provide otherwise. Stockholders do not elect or vote on the Manager (expect with respect to removal of the Manager for Cause).

Section 6.8 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. The following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock, excluding any such outstanding Capital Stock that is not treated as outstanding for U.S. federal income tax purposes. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once. Whenever a Person Beneficially Owns shares of Capital Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) ("Option Shares"), then, whenever the Charter requires a determination of the percentage of outstanding shares of a class of Capital Stock Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Benefit Plan Investors. The term “Benefit Plan Investors” shall have the meaning provided in the Plan Asset Regulation.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation, excluding any such stock that is not treated as outstanding for U.S. federal income tax purposes. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act thereto.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean the percentage limit established by this Charter or the Board of Directors pursuant to Section 7.2.7 provided that the affected Excepted Holder agrees to comply with the requirements, if any, established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the later of (i) the commencement of the initial public offering of shares of the Corporation’s common stock qualified on Offering Statement No. [_______] on Form 1-A and (ii) the first date of the first taxable year for which the Corporation elects to be taxable as a REIT under the Code.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the fair market value of such Capital Stock, as solely determined by the Trustee, taking-into account the Closing Price for such Capital Stock on such date and all other relevant factors for valuing such Capital Stock (including market conditions, the size of the block of Capital Stock to be liquidated and, with respect to determining the value on the date of a deemed transfer to the Trust, any control premium ultimately paid by a purchaser of such Capital Stock from the Trust to the extent relevant). In making such determination, the Trustee shall not be restricted from using any valuation method or resources at its disposal; provided that the Trustee (i) gives due regard to the market conditions and the size of the block of shares being liquidated, (ii) consistently takes into account all relevant factors for valuing such shares at each applicable point in time (including, with respect to determining the value on the date of the deemed transfer to the Trust, any control premium ultimately paid by a purchaser of the shares from the Trust, to the extent relevant) and (iii) consistently applies the methodology it selects at the time of each fair market value determination. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by FINRA’s OTC Bulletin Board service or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

NAV. The term “NAV” shall mean the net asset value of the Corporation as determined in accordance with the procedures outlined in the Corporation’s Bylaws.

NAV per Share. The term “NAV per Share” shall mean the Corporation’s NAV, divided by the number of shares of the Corporation’s outstanding Common Stock on a fully diluted basis.

Non-Transfer Event. The term “Non-Transfer Event” shall mean any event or other change in circumstances other than a purported Transfer, including, without limitation, any change in the value of any shares of Capital Stock.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Offering. The term “Offering” shall mean any offering and sale of shares of Capital Stock.

Person. The term “Person” shall mean an individual, corporation, association, partnership, limited liability company, business trust, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act.

Plan Asset Regulation. The term “Plan Asset Regulation” shall mean 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who but for the provisions of Section 7.2.1 would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record or actual owner of the shares that the Prohibited Owner would have so owned.

Publicly-Offered Security. The term “Publicly-Offered Security” shall have the meaning provided in the Plan Asset Regulation.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day on which the Corporation determines pursuant to Section 5.7 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT, but only with respect to such restrictions and limitations.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Capital Stock, or the right to vote or receive distributions on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Capital Stock (or of Beneficial Ownership or Constructive Ownership of Capital Stock), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date (except as otherwise provided in Section 7.2(a)(i)(1) – (2), Section 7.2.1(a)(ii)(1) and Section 7.2.1(a)(iv)) and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) Commencing on the first date of the second taxable year for which the Corporation elects to be taxable as a REIT under the Code, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) commencing on the first date of the second taxable year for which the Corporation elects to be taxable as a REIT under the Code, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); provided, however, that Section 7.2.1(a)(ii)(1) shall not apply until the period commencing on the last day of the first half of the second taxable year for which the Corporation has elected to be taxable as a REIT.

(iii) No Person, other than an Excepted Holder, shall Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as "rents from real property" for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, (1) Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code or (2) as a result of causing any entity that the Corporation intends to treat as an "eligible independent contractor" within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such).

(iv) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that this Section 7.2.1(a)(iv) shall not apply to a Transfer of shares of Capital Stock occurring in the Corporation’s first taxable year for which a REIT election is made.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) or Non-Transfer Event occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii), or (iii).

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership (as applicable) of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii), or (iii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the exclusive benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event and such Person (and, if different, the direct or beneficial owner of such shares) shall acquire no rights in such shares (and shall be divested of its rights in such shares); provided, however,

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii), or (iii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii), or (iii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach.

(a) If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 7.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfers or attempted Transfers or Non-Transfer Events in violation of Section 7.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer or Non-Transfer Event shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof. Nothing herein shall limit the ability of the Board of Directors to grant a waiver as may be permitted under Section 7.2.7.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who held or would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

Section 7.2.4 Owners Required To Provide Information. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) every owner of 5% or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of any class or series of Capital Stock (or any class or series thereof), within 30 days after the end of each taxable year of the Corporation, shall provide in writing to the Corporation the name and address of such owner, the class, series, and number of shares of each class and series of Common Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide in writing to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.7, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired or retained Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually or beneficially owned by such Person, and then against the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned or beneficially owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit set forth in Section 7.2.1(a)(i)(1) or (2), as the case may be, may establish or increase an Excepted Holder Limit for such Person and/or may prospectively or retroactively waive the provisions of Section 7.2.1(a)(iii) with respect to a Person. As a condition to granting any exemption pursuant to this Section 7.2.7(a), the Board of Directors may require one or more of the following:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock in violation of the limitations imposed by the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit set forth in Section 7.2.1(a)(i)(1) and (2) or the limitations imposed by Section 7.2.1(a)(iii), as applicable, will not now or in the future jeopardize the Corporation’s ability to qualify as a REIT under the Code; and

(ii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 7.2.1(b) and Section 7.3.

(b) Prior to granting any exemption or waiver or creating any Excepted Holder Limit pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver or creating any Excepted Holder Limit.

(c) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

(e)        In connection with granting any exemption or waiver or creating any Excepted Holder Limit pursuant to Section 7.2.7(a), the Board of Directors may include such terms and conditions in such waiver as it determines are advisable, including providing the holder of such waiver with certain exclusive opportunities to repurchase shares of Capital Stock that are transferred to the Trust pursuant to Section 6.2.1(b) pursuant to an agreement entered into prior to the date the shares are transferred to the Trust.

(f) Increase or Decrease in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. Subject to Section 7.2.1(a)(ii), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in shares of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of shares of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of shares of Capital Stock in excess of such percentage ownership of shares of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Capital Stock.

Section 7.2.8 ERISA Restrictions.

(a)      Basic Restrictions.

(i)  Notwithstanding any other provisions contained herein, prior to the first date on which any class or series of shares of Capital Stock constitutes Publicly-Offered Securities, Benefit Plan Investors may not hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock. For purposes of determining whether Benefit Plan Investors hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock, the value of shares of Capital Stock of such class or series held by any director or officer of the Corporation, or any other Person who has discretionary authority or control with respect to the assets of the Corporation, or any Person who provides investment advice (direct or indirect) for a fee to the Corporation in connection with its assets, or an “affiliate” of any such Person, as defined in the Plan Asset Regulation, shall be disregarded.

(ii) Prior to the first date on which any class or series of Capital Stock constitutes Publicly-Offered Securities, no Person shall Transfer any shares of any class or series of shares of Capital Stock if, immediately following such Transfer, Benefit Plan Investors would hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i).

(iii) On and after the first date on which any class or series of shares of Capital Stock constitutes Publicly-Offered Securities, Benefit Plan Investors may not hold any interest in any shares of Capital Stock that do not constitute Publicly-Offered Securities.

(iv) On and after the first date on which any class or series of shares of Capital Stock constitutes Publicly-Offered Securities, no Person shall Transfer any shares of any class or series of Capital Stock that do not constitute Publicly-Offered Securities to any Benefit Plan Investor in violation of Section 7.2.8(a)(iii).

(v) In the event the Corporation determines, in its discretion, that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per Share.

(b)      Remedies.

(i)                    If (A) there is a purported Transfer that would result in Benefit Plan Investors, on any date, holding, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i) or 7.2.8(a)(ii), (B) there is a purported Transfer that would result in any Benefit Plan Investor holding an interest in any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(iii) or 7.2.8(a)(iv), or (C) if there is a purported Transfer that would otherwise result in the underlying assets of the Corporation being deemed to be “plan assets” of any Benefit Plan Investor, then that number of shares of Capital Stock the holding of which otherwise would cause any Person to violate Section 7.2.8(a) and/or cause the underlying assets of the Corporation to be deemed to be “plan assets” of any Benefit Plan Investor shall be automatically transferred to a Trust to be held for the exclusive benefit of a Charitable Beneficiary, as set forth in Section 7.3, effective as of the close of business on the Business Day prior to the date of such purported Transfer, and such Person shall acquire no rights in such shares of Capital Stock, or if such transfer to the Trust would not be effective for any reason to prevent the violation of Section 7.2.8(a) and/or to prevent the underlying assets of the Corporation to be deemed to be “plan assets” of any Benefit Plan Investor, then the Transfer of that number of shares of Capital Stock that otherwise would cause such Person to violate Section 7.2.8(a) and/or cause the underlying assets of the Corporation to be deemed to be “plan assets” of any Benefit Plan Investor shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock

(ii)                  If (A) on any date, Benefit Plan Investors hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i) or 7.2.8(a)(ii), or (B) there is a purported event that would result in any Benefit Plan Investors, on any date, holding, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i) or 7.2.8(a)(ii), or (C) there is a purported event that would result in any Benefit Plan Investor holding an interest in any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(iii) or 7.2.8(a)(iv), or (D) there is a purported event that would otherwise result in the underlying assets of the Corporation being deemed to be “plan assets” of any Benefit Plan Investor, then the Board of Directors shall have the authority to take, and shall take, such action as it deems necessary or appropriate, in its sole and absolute discretion, to cause the underlying assets of the Corporation not to be deemed the “plan assets” of any Benefit Plan Investor and/or otherwise to mitigate, prevent or cure the consequences that might result to the Corporation, including without limitation, to redeem shares of Capital Stock held by one or more Benefit Plan Investors at its current NAV per Share, in which event any such Benefit Plan Investor shall be obligated to redeem such shares.

Section 7.2.9 Legend. Should the Corporation issue stock certificates, each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to various restrictions including, without limitation, restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter: (a) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (d) no Person shall Constructively Own shares of Capital Stock to the extent it would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such unless an exemption or waiver is granted to such Person (in which case the terms and conditions imposed on such Person pursuant to such exemption or waiver shall be applicable); and (e) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice and provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares of Capital Stock upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent on request and without charge to stockholders who are issued shares without a certificate.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer, Non-Transfer Event, or other event described in Sections 7.2.1(b) or 7.2.8(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer, Non-Transfer Event, or other event that results in the transfer to the Trust pursuant to Sections 7.2.1(b) or 7.2.8(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3 Distributions and Voting Rights. The Trustee shall have all voting rights and rights to dividends and other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the exclusive benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Subject to the rights of any Person to purchase shares of Capital Stock from the Trust or such other terms that are established by an agreement pursuant to Section 7.2.7(e) entered into prior to the date such shares are transferred to the Trust, within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to one or more Persons, designated by the Trustee (which, for the avoidance of doubt, may include the Corporation pursuant to Section 7.3.5 or otherwise), whose ownership of the shares will not violate the ownership limitations set forth in Sections 7.2.1(a) or 7.2.8(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII and by the amount of any costs incurred by the Corporation in connection with the transfer. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer, both as reduced by the amount of any costs incurred by the Corporation in connection with the transfer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of distributions that has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Sections 7.2.1(a) or 7.2.8(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code. The initial Charitable Beneficiary pursuant to this Section 7.3.6 shall be designated by the Corporation in a written resolution. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Sections 7.2.1(b) or 7.2.8(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Corporation may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Corporation with respect to the application of this Article VII shall be binding on each Charitable Beneficiary.

Section 7.4 Settlement. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Exchange Act Provisions. No stockholder shall, without the prior written approval of the Board of Directors, Transfer any shares of Capital Stock if, in the opinion of counsel, such Transfer would result in the Corporation being required to become a reporting company under the Exchange Act. Any such Transfer shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock. This restriction shall not apply at any time (i) that the Corporation has a class of securities registered under the Exchange Act or is filing reports pursuant to Section 13 or 15(d) under the Exchange Act or (ii) after the Board of Directors adopts a resolution to such effect.

Section 7.6 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.7 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.8 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise required under Maryland Law, except for amendments to Article VII of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Notwithstanding the foregoing, any amendments to Section 5.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on that matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

ARTICLE X

CORPORATE OPPORTUNITIES

Section 10.1 Renouncement of Corporate Opportunities. To the fullest extent permitted by applicable law, except for business opportunities offered expressly to a director of the Corporation expressly in his or her capacity as a director, the Board of Directors shall have the power to cause the Corporation, on behalf of itself and its subsidiaries, to renounce any interest or expectancy of the Corporation or its subsidiaries in, or in being offered an opportunity to participate in, specified business opportunities or classes or categories of business opportunities that are presented to one or more of the Corporation’s directors even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall have any duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty or standard of conduct, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Section 10.2 Amendment. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Charter or the Bylaws, nor, to the fullest extent permitted by Maryland law, any modification of law, shall adversely affect any right or protection of any person granted pursuant to this Article X (or in accordance herewith) existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

Section 10.3 Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any section of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 10.4 No Limitation of Protections or Defenses. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director of the Corporation under the Charter, the Bylaws or applicable law.

Section 10.5 Notice. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

ARTICLE XI

ERISA

The Corporation intends to limit the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) in the Corporation so that it is less than twenty-five percent (25%) of each class of equity interest in the Corporation (determined in accordance with 29 C.F.R. §2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”).

ARTICLE XII

TERM OF THE CORPORATION

The Corporation does not have a stated term. The Corporation shall continue perpetually unless dissolved pursuant to a vote of the stockholders or any applicable provision of the MGCL.

ARTICLE XIII

Manager

Section 13.1 External Management. Unless otherwise determined by a majority of the members the Board of Directors, the Corporation shall be externally managed by Nico Asset Management LLC, a Delaware limited liability company (the “Manager”), subject to oversight by the Board of Directors. The stockholders do not elect or vote on the retention of the Manager (except with respect to removal of the Manager for Cause, as defined below). The Board of Directors may enter into contracts with the Manager to provide services to the Corporation.

Section 13.2 Removal of Manager. The Manager may only be removed for Cause at a special meeting of the stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast.

“Cause” shall mean (i) the Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof; (ii) the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition; (iii) the dissolution of the Manager; (iv) or the Manager committing fraud against the Corporation, misappropriating or embezzling the Corporation’s funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement (collectively, “Bad Acts”); provided, however, that if any Bad Act(s) are caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such Bad Act(s) within 30 days of the Manager’s actual knowledge of its commission or omission, such Bad Act(s) shall not constitute Cause and the management agreement shall not be terminable; in addition, if the Manager (or such affiliate) diligently takes necessary and appropriate action to cure the damage caused by such Bad Act(s) in the first 30 days of the Manager’s actual knowledge of its commission or omission, the Manager (or such affiliate) will have a total of 180 days in which to cure such damage before such Bad Act(s) shall be deemed Cause and the management agreement shall become terminable.

ARTICLE XIV

PRINCIPAL TRANSACTIONS

With the exception of the acquisition of the Seed Assets, before the Corporation (or a subsidiary thereof) may enter into a Principal Transaction, the Corporation shall obtain prior approval of a majority of the Independent Directors. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. Seed Assets refers to (i) 1650 Echo Park Ave; (ii) 1461 W. Sunset Blvd; and (iii) 1412 Echo Park Ave.

The term “Principal Transaction” shall mean: (i) a transaction between The Neighborhood Investment Company (Nico), Inc., the Manager or its affiliates, on the one hand, and the Corporation or one of its subsidiaries, on the other hand, or (ii) a transaction where two or more members of the investment committee are interested parties.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock that the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter was 100,000 shares, $0.01 par value per share, all of one class. The aggregate par value of all shares of stock having par value was $1,000.

EIGHTH: The total number of shares of stock that the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 100,000,000, consisting of 90,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,000,000.

NINTH: The undersigned acknowledges this Charter to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused this Charter to be signed in its name and on its behalf by its President and attested to by its Secretary on this [__] day of [_______], 2020.

ATTEST:	Nico Echo Park, Benefit Corp.

By:
Name: John Chaffetz, Secretary		John Chaffetz, President